EXHIBIT 15.1


                     (PricewaterhouseCoopers LLP Letterhead)
                                (Minneapolis, MN)


November 10, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We are aware that our report dated October 28, 1999 on our reviews of the interim consolidated financial statements of Imation Corp. (the Company) for the three and nine months ended September 30, 1999 and 1998, and included in the Company's Form 10-Q for the three and nine months ended September 30, 1999, is incorporated by reference in the Company's Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277 and 333-35591).



Yours very truly,


/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


                                       25